Independent Auditors' Consent


To the Shareholders and Trustees of
Smith Barney Variable Account Funds:

We consent to the use of our report dated February 17, 1995 with respect to the Portfolios listed below of Smith Barney Variable Account Funds incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.


Portfolios

Income and Growth Portfolio

U.S. Government/High Quality Securities Portfolio

Reserve Account Portfolio




                                   KPMG PEAT MARWICK LLP





New York, New York
December 22, 1995